UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 12, 2021

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Wade Park Boulevard, Suite 206
Raleigh, NC 227607
(Address of principal executive offices)

Registrant’s telephone number, including area code: (984) 247-8308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 12, 2021, Vontier Corporation (“Vontier”) filed with the Securities and Exchange Commission a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) in connection with a proposed underwritten offering of 33,507,410 shares of its common stock currently owned by Fortive Corporation, Vontier’s former parent company (the “Offering”). The Preliminary Prospectus Supplement contains preliminary unaudited estimates of certain financial and operational metrics for the three months and fiscal year ended December 31, 2020. For the three months ended December 31, 2020, based on preliminary results, we estimate that our total sales were between $810 million and $820 million as compared to $743 million for the three months ended December 31, 2019, or an approximately 9% increase (based on the midpoint of the range) compared to the three months ended December 31, 2019, primarily driven by high single digit growth from existing businesses. For the year ended December 31, 2020, we estimate that there was a low single digit decline in sales from existing businesses compared to the year ended December 31, 2019. We estimate our Operating Profit for the three months ended December 31, 2020 to be between $175 million and $181 million as compared to $163 million for the three months ended December 31, 2019, or an approximately 9% increase (based on the midpoint of the range) compared to the three months ended December 31, 2019.

The disclosure regarding the preliminary estimates contained in the Preliminary Prospectus Supplement is set forth in the excerpt of the Preliminary Prospectus Supplement attached hereto as Exhibit 99.1.

Our financial results for the three months and year ended December 31, 2020 are not yet complete and will not be available until after the completion of the Offering. Accordingly, we are presenting certain preliminary unaudited estimated financial results as of December 31, 2020 and for the three months and year then ended. The unaudited estimated financial results set forth in this report are preliminary and subject to revision based upon the completion of our quarter-end financial closing processes and our year-end audit as well as the related external review of the results of operations for the three months and year ended December 31, 2020. Our preliminary unaudited estimated financial results are forward-looking statements based solely on information available to us as of the date of this report. As a result, our actual results for the three months and year ended December 31, 2020 may differ materially from the preliminary unaudited estimated financial results set forth in this report upon the completion of our financial closing procedures, final adjustments, and other developments that may arise prior to the time our financial results are finalized. You should not place undue reliance on these estimates.

ITEM 8.01	OTHER EVENTS

On January 12, 2021, Vontier Corporation issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Preliminary Prospectus Supplement Excerpt

99.2	Press Release, dated January 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

By:	/s/ Courtney Kamlet
Name:	Courtney Kamlet
Title:	Vice President - Associate General Counsel and Corporate Secretary

Date: January 12, 2021